UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On July 7, 2016, pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated May 3, 2016, by and among CST California Stations, Inc., a Delaware corporation (“CST California”), and CST Services LLC, a Delaware limited liability company (“CST Services” and together with CST California, the “Sellers”), each a wholly owned subsidiary of CST Brands, Inc., a Delaware corporation (“CST” or the “Company”) (which also executed the agreement in the limited capacity of guaranteeing the obligations of Sellers thereunder), and 7-Eleven, Inc., a Delaware corporation, and SEI Fuel Services, Inc., a Delaware corporation (together, “Buyers”), the Sellers and Buyers consummated the sale of 79 retail fuel outlets (the “Station Properties”) located in California and Wyoming for an aggregate purchase price of $408 million plus inventory and cash on hand. A portion of the purchase price was placed in escrow to secure customary post-closing indemnification obligations for up to two years and a portion of the purchase price was placed in escrow to secure certain obligations during the conversion period in connection with the transfer of the Station Properties to the Buyers. CST intends to use the proceeds from the sale for the repayment of borrowings under its credit facility and for general corporate purposes.
In connection with the Purchase Agreement, at the closing, the Sellers and Buyers also entered into a triple net lease with respect to certain of the Station Properties pursuant to which Sellers will continue to operate such Station Properties following the closing until such time as the Buyers or their agents begin operating each such Station Property. The lease is intended to be transitional in nature, and is not expected to extend for more than two months following the closing for any of the Station Properties.
The sale of the Station Properties is intended to constitute the completion of a like-kind exchange, the first part of which involved the purchase of the properties that the Company acquired on February 1, 2016 in Georgia and Florida as part of the Flash Foods network.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).

The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 7, 2016 regarding the completion of the sale of our California and Wyoming stores

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: July 8, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated July 7, 2016 regarding the completion of the sale of our California and Wyoming stores